EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the quarterly report of Sichuan Leaders Petrochemical Company;, (the "Company") on Form 10-Q for the three month period ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andy Z. Fan, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Andy Z. Fan
Name: Andy Z. Fan
Title: Chief Executive Officer Chief Financial Officer
Date: April 28, 2014